UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 30, 2007

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:	(281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On January 30, 2007, the Board of Directors (the “Board”) of Diamond Offshore Drilling, Inc. (the “Company”) appointed John R. Bolton to the Board to serve as an independent director of the Company. Immediately prior to his appointment, the Company’s Board was increased to nine persons and Mr. Bolton was appointed to fill the vacancy resulting from the increase.
     Mr. Bolton will be paid retainer amounts in accordance with the Company’s director compensation policy. Under the Company’s director compensation policy, each of the Company’s non-employee directors receives an annual cash retainer of $25,000, and the Company pays each of its non-employee directors a fee of $1,500 for attendance at each meeting of the Board, in addition to the reasonable costs and expenses incurred by these directors in relation to their services. In addition, each of the Company’s non-employee directors receives a quarterly award of options to purchase 500 shares of the Company’s common stock in accordance with the terms of the Company’s Second Amended and Restated 2000 Stock Option Plan. The options vest immediately with some options having terms of five years and some ten years from the date of grant. Although Mr. Bolton was not granted any options in connection with his appointment, he will be eligible to receive a grant at the time of the next quarterly award of stock options.
     On the date of his appointment, Mr. Bolton was not appointed to any committees of the Board.
     A press release announcing Mr. Bolton’s appointment to the Board is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.
Item 8.01. Other Events
     On January 30, 2007, the Company issued a press release announcing that the Board has declared a quarterly cash dividend of $0.125 per share of common stock, payable on March 1, 2007 to shareholders of record on February 14, 2007, and, in addition, a special cash dividend of $4.00 per share of common stock, payable on March 1, 2007 to shareholders of record on February 14, 2007. The Board may, in subsequent years, consider paying additional annual special dividends, in amounts to be determined, if it believes that the Company’s financial position, earnings outlook, capital spending plans and other relevant factors warrant such action at that time.
     Filed herewith is a copy of such press release.
     Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, may include, but are not limited to, statements concerning future dividends and actions by the Company’s Board, future contracts, future offshore drilling rig dayrates and terms and the Company’s earnings outlook. Forward-looking statements include, without limitation, statements which project, indicate or imply future results and may contain words like “expect,” “intend,”

“plan,” “will,” “would,” “may,” “estimated” and “budgeted,” among others. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, changes in oil and natural gas prices, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description
99.1	Press Release of January 30, 2007 entitled “Diamond Offshore Drilling, Inc. Announces Board Appointment”

99.2	Press Release of January 30, 2007 entitled “Diamond Offshore Drilling, Inc. Declares Cash Dividend of $0.125 Per Share — Also Declares Special Cash Dividend of $4.00 Per Share”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: January 30, 2007

EXHIBIT INDEX

Exhibit number	Description
99.1	Press Release of January 30, 2007 entitled “Diamond Offshore Drilling, Inc. Announces Board Appointment”

99.2	Press Release of January 30, 2007 entitled “Diamond Offshore Drilling, Inc. Declares Cash Dividend of $0.125 Per Share — Also Declares Special Cash Dividend of $4.00 Per Share”

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